UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2026

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Suite 100
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, Intellia Therapeutics, Inc. (the “Company” or “Intellia”) issued a press release titled “Intellia Therapeutics Announces FDA Acceptance of Biologics License Application with Priority Review for Lonvoguran Ziclumeran (Lonvo-z) for Hereditary Angioedema (HAE).” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Also on September 8, 2026, the Company announced that the U.S. Food and Drug Administration (“FDA”) has accepted the Biologics License Application (“BLA”) for lonvoguran ziclumeran (“lonvo-z”) and granted the BLA Priority Review with a Prescription Drug User Fee Act (“PDUFA”) target action date of March 10, 2027. Additionally, FDA has advised the Company that it is not currently planning to hold an advisory committee to discuss the application. If approved, lonvo-z would be the world’s first in vivo CRISPR-based therapy and the only one-time treatment for hereditary angioedema (“HAE”).

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding: the success and advancement of its program for lonvo-z (formerly known as NTLA-2002) for the treatment of HAE, including its expectations regarding review and approval of its BLA for lonvo-z, such as whether the FDA will hold an advisory committee to discuss the BLA and the timing of such review and approval based on the PDUFA target action date of March 10, 2027 for the BLA; its belief that lonvo-z could fundamentally change the way HAE is treated and has the potential to become the world's first approved in vivo CRISPR-based therapy; and its expectations regarding its preparations for and the potential success of the commercial launch of lonvo-z, if approved.

Any forward-looking statements in this current report on Form 8-K are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the conduct of clinical studies and other development and commercialization requirements for its product candidates, including lonvo-z, including risks related to the ability to develop and successfully commercialize lonvo-z or any of Intellia’s product candidates; risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its contract manufacturers, collaborators, licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; risks related to the results of preclinical studies or clinical studies not being predictive of future results in connection with future studies; the risk that clinical study results will not be positive; and risks related to the potential delay of planned clinical trials or regulatory filings due to regulatory feedback or other developments. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this current report on Form 8-K is as of the date of the report, and Intellia undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Press release dated September 8, 2026 titled “Intellia Therapeutics Announces FDA Acceptance of Biologics License Application with Priority Review for Lonvoguran Ziclumeran (Lonvo-z) for Hereditary Angioedema (HAE)”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date:	September 8, 2026	By:	/s/ John M. Leonard
Name: John M. Leonard Title: Chief Executive Officer and President